UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  January 23, 2013

Molycorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34827	27-2301797
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5619 Denver Tech Center Parkway, Suite 1000, Greenwood Village, CO	80111
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 843-8040

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01                   Regulation FD Disclosure.

Molycorp, Inc. (“we” or the “Company”) is providing the following information to update investors with respect to its current operations and capital needs, including with respect to its Mountain Pass, California rare earth mine and processing facility (the “Molycorp Mountain Pass facility”).

In August 2012, we determined that we would need additional capital to complete our modernization and expansion efforts at the Molycorp Mountain Pass facility (“Project Phoenix”), including the achievement of an annual run rate of 19,050 mt (“Project Phoenix Phase 1”), the second phase capacity expansion plan (“Project Phoenix Phase 2”) and certain other capital projects at our Molycorp Mountain Pass facility, to fund our operations and to fund our working capital needs, and we raised an aggregate of approximately $528 million of net proceeds from a common stock offering and a convertible notes offering.  We believed that the proceeds of such offerings would, together with anticipated cash flows from operations and potential proceeds from equipment and revolver financings, be sufficient to fund such operating and capital expenditure needs.  Subsequent to August 2012, a number of developments have occurred that caused these expectations to be revised:

•            Our expected capital expenditures for Project Phoenix and certain other capital projects at our Molycorp Mountain Pass facility had totaled $1.2 billion, including the engineering, procurement and construction (“EPC”) portion of Project Phoenix that were budgeted at $895 million. In response to cost pressures, we implemented mitigation efforts to maintain costs within our estimates. Since then, we have experienced additional cost pressures, and many of our mitigation efforts have not been successful. As a result, in November 2012, we disclosed the aggregate cost of Project Phoenix Phase 1 and Project Phoenix Phase 2 was estimated to be approximately $1.25 billion for EPC, preliminary engineering, insurance, permitting, legal, start-up, commissioning and other costs, and we expected $90 million of other capital expenditures at Mountain Pass, for total capital expenditures at Mountain Pass of $1.34 billion.  We currently estimate that Project Phoenix will cost an additional $80 million to complete. As a result, our expected capital expenditures for Project Phoenix and other capital projects at our Molycorp Mountain Pass facility total approximately $1.42 billion. This updated projection includes an additional $80 million in capital expenditures overruns beyond those previously disclosed, though we view approximately $60 million of the estimate as discretionary and required only in a further ramp-up to Project Phoenix Phase 2 run rates.

•                  Of the $1.42 billion projected capital expenditures for Project Phoenix and certain other capital projects at our Molycorp Mountain Pass facility, through December 31, 2012, total amount spent on a cash basis is approximately $1.04 billion, excluding capitalized interest. Remaining spend for the Mountain Pass plant modernization, including Project Phoenix Phase 1 and Phase 2 and certain other capital projects at Mountain Pass is expected to be approximately $380 million for 2013 on a cash basis.

•            We had expected that Project Phoenix Phase 1 would be operational during the fourth quarter of 2012, leading to an annualized run rate of 19,050 mt. Project Phoenix Phase 1 was not operational during 2012, though in January 2013, we announced that all key production components of the Molycorp Mountain Pass facility were operational and that the facility had begun an orderly ramp-up to its full scale Project Phoenix Phase 1 run rates. As a result, our production in the fourth quarter of 2012 and the first half of 2013 will be substantially lower than expected, leading to reduced revenues and cash flows, as well as higher costs for our other operations that must continue to purchase raw materials from third parties rather than accepting delivery of lower cost products from our Molycorp Mountain Pass facility. In addition, our chloralkali plant is not yet complete, which has not yet allowed us to realize lower production costs.

•            During the fourth quarter of 2012, our revenue and cash flow from operations were significantly less than originally expected.  As noted above, our volumes from our Molycorp Mountain Pass facility did not reflect anticipated run rates, and we only sold approximately 700 mt of rare earth oxides (“REOs”) produced at Mountain Pass during the quarter.  In addition, the persistent global economic weakness combined with the anticipation of the falling prices of rare earth elements (“REEs”) (which generally results in a very conservative purchasing pattern by our customers) unfavorably impacted the volume of products we shipped from our facilities in the fourth quarter of 2012. Estimated sales volumes for our four reportable segments, Resources; Chemicals and Oxides; Magnetic Materials and Alloys; and Rare Metals, totaled approximately 3,200 to 3,400 mt as compared to our prior estimate of approximately 6,100 mt. We estimate that sales volumes, before intersegment eliminations, from Resources; Chemicals and Oxides; Magnetic Materials and Alloys; and Rare Metals were approximately 670-740 mt, 1,640-1,820 mt, 1,100-1,200 mt and 140-150 mt, respectively, during  the  fourth  quarter  of  2012,  compared  to  volumes  of  835  mt,  1,933  mt,  1,527  mt  and  96  mt, respectively, during the third quarter of 2012. While we have not yet finalized our results, we estimate average selling prices  were also lower during the fourth quarter of 2012, averaging approximately $18-$20, $32-$35, $44-$49 and $144-$159 per kilogram in each of our segments, respectively, compared to $25.02, $51.41, $48.98 and $269.23 per kilogram in the third quarter of 2012. To date, the REE market has continued to remain weak, and production volumes at our facilities remain comparable to the fourth quarter of 2012.  We are anticipating an improvement beginning later in the first quarter of 2013 based on seasonality, but can provide no assurances.

•            While we continue to work on obtaining a revolving credit facility and equipment financings, we still do not have any firm commitments for any such facilities. Our credit ratings were downgraded during the fourth quarter of 2012, which has adversely affected our ability to obtain such facilities on acceptable terms.

As of December 31, 2012, we estimate we had approximately $200 million of cash and will need to spend approximately $380 million in cash to fund remaining capital expenditures for Project Phoenix and other capital expenditures at Mountain Pass, as well as $50 million on other maintenance and expansion capital expenditures in 2013 across all operating segments. Given the combination of ramping up toward our initial planned run rate of 19,050 mt per year at our Molycorp Mountain Pass facility and the current pricing environment of REEs, we are anticipating significantly lower than expected revenue and cash flow for the first half of 2013 and have therefore determined that we need to raise additional financing to ensure we have adequate funding for our needs.  Based on our current estimated revenue and cash flow, we presently anticipate that we will have a cash shortfall for 2013 of approximately $250 million without giving effect to our proposed common stock offering and convertible notes offering or any revolving credit facility or equipment financing.

The proposed common stock offering and convertible notes offering are being conducted to raise at least $300 million of gross proceeds, and the net proceeds from such offerings are expected to be used to fund current capital needs. While the offerings would fund a substantial portion of these capital needs, the full funding of our planned capital expenditure plan continues to be dependent on (i) our cost estimates for capital expenditures being accurate, (ii) our ability to ramp up run rates at our Molycorp Mountain Pass facility pursuant to our expectations without delays, (iii) market conditions remaining the same as we are currently experiencing without deterioration (we estimate that a 15% drop in market prices for all REEs would reduce our cash flows by approximately $80 million and that a 15% drop in volumes would reduce our cash flows by approximately $60 million) and that we are able to sell all our production at such prices (we may not be able to obtain such prices), (iv) our anticipation that production at our facilities will improve beginning later in the first quarter of 2013 based on seasonality, (vi) our ability to sell our entire production of REOs and (vii) the absence of payments on current and future contingent liabilities. If these assumptions prove incorrect, or other factors adversely impact our operations, our estimates could prove incorrect and we may need additional financing. We believe the proposed offerings provide sufficient liquidity under our current business plan, but the offerings are not expected to provide a significant cushion of excess cash should our estimates change.

The information in this Current Report on Form 8-K shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in filings under the Securities Act of 1933.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements that represent our beliefs, projections and predictions about future events or our future performance. You can identify forward-looking statements by terminology such as “may,” “will,” “would,” “could,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “continue” or the negative or plural of these terms or other similar expressions or phrases. These forward-looking statements are necessarily subjective and involve known and unknown risks, uncertainties and other important factors that could cause our actual results, performance or achievements or industry results to differ materially from any future results, performance or achievement described in or implied by such statements.

Risk factors and uncertainties that may cause actual results to differ materially from expected results include, among others:

•                  the success of our common stock offering and convertible notes offering, the potential need to secure additional capital to implement our business plans, and our ability to successfully secure any such capital;

•                  our ability to complete our planned capital projects, such as Project Phoenix Phase 1 and Project Phoenix Phase 2, and reach full planned run rates for REOs and other planned downstream products, in each case within the projected time frame;

•                  the success of our cost mitigation efforts in connection with Project Phoenix Phase 1 and Project Phoenix Phase 2, which if unsuccessful, might cause our costs to exceed budget;

•                  the final costs of our planned capital projects, such as Project Phoenix Phase 1 and Project Phoenix Phase 2, which may differ from estimated costs;

•                  market conditions, including prices and demand for our products;

•                  our ability to control our working capital needs;

•                  our ability to successfully integrate Molycorp Minerals Canada ULC (formerly Neo Material Technologies Inc., which we refer to now as Molycorp Canada), with our operations;

•                  our ability to achieve fully the strategic and financial objectives related to the acquisition of Molycorp Canada, including the acquisition’s impact on our financial condition and results of operations;

•                  unexpected costs or liabilities that may arise from the acquisition, ownership or operation of Molycorp Canada;

•                  the rate of exchange of the U.S. dollar to the Canadian dollar, the Japanese yen, the Chinese Renminbi and the euro;

•                  new products pricing and the competitive environment for these new products;

•                  unexpected actions of domestic and foreign governments;

•                  various events that could disrupt operations, including natural events and other risks;

•                  uncertainties associated with our reserve estimates and non-reserve deposit information, including estimated mine life and annual production;

•                  uncertainties related to feasibility studies that provide estimates of expected or anticipated costs, expenditures and economic returns, REO prices, production costs and other expenses for operations, which are subject to fluctuation;

•                  uncertainties regarding global supply and demand for rare earths materials;

•                  uncertainties regarding the results of our exploratory drilling programs;

•                  our ability to enter into additional definitive agreements with our customers and our ability to maintain customer relationships;

•                  our sintered neodymium-iron-boron rare earth magnet joint venture’s ability to successfully manufacture magnets within its expected timeframe;

•                  our ability to successfully integrate other acquired businesses;

•                  our ability to maintain appropriate relations with unions and employees;

•                  our ability to successfully implement our vertical integration strategy;

•                  environmental laws, regulations and permits affecting our business, directly and indirectly, including, among others, those relating to mine reclamation and restoration, climate change, emissions to the air and water and human exposure to hazardous substances used, released or disposed of by us;

•                  uncertainties associated with unanticipated geological conditions related to mining; and

•                  the outcome of the stockholder class action litigation, derivative litigation and the SEC investigation, including any actions taken by government agencies in connection therewith.

For more information regarding these and other risks and uncertainties that the Company may face, see the section entitled “Risk Factors” of the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 and of the Company’s Quarterly Reports on Form 10-Q. Any forward-looking statement you read in this Current Report on Form 8-K or the Annual Report on Form 10-K or the Quarterly Reports on Form 10-Q reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, operating results, growth strategy and liquidity. You should not place undue reliance on these forward-looking statements because such statements speak only as to the date when made. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future, except as otherwise required by applicable law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOLYCORP, INC.

By:	/s/ Michael F. Doolan
	Name:	Michael F. Doolan
	Title:	Executive Vice President and Chief Financial Officer

Date:  January 23, 2013